UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2010

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

CONNECTICUT	001-05865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut		06074
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:		(860) 644-1551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2010, Gerber Scientific International, Inc. (the “Seller”), a wholly-owned subsidiary of Gerber Scientific, Inc. (the “Company”), completed the sale (the “Asset Sale”) of substantially all of the Seller’s assets, properties, rights and interests primarily or solely related to the Seller’s ophthalmic lens processing unit, Gerber Coburn (the “Gerber Coburn Unit”), pursuant to the previously reported Asset Purchase Agreement, dated as of December 2, 2010, among the Seller, Coburn Technologies, Inc. (the “Buyer”) and Edward G. Jepsen, as Guarantor.  The Gerber Coburn Unit is engaged in the business of designing, manufacturing, marketing and providing computer-integrated lens processing systems to retail outlets, eye-care professionals and independent lens production laboratories and supplying spare parts and consumables to and servicing such systems.

The aggregate consideration for the sale consisted of a cash purchase price of $21.0 million for the assets of the Gerber Coburn Unit (the “Purchase Price”), subject to a post-closing adjustment related to the working capital of the Gerber Coburn Unit as of December 31, 2010.  The Buyer also assumed specified liabilities of the Gerber Coburn Unit. The net proceeds of the Asset Sale, before any post-closing adjustment and after fees and expenses, are estimated to be approximately $19.0 million.  On December 31, 2010, the Company applied the proceeds of the Asset Sale to repay $21.0 million in principal amount of loans outstanding under its senior secured revolving credit facility,  and will subsequently use a portion of its senior secured revolving credit facility to pay for closing fees and expenses of the Asset Sale, which are estimated to total approximately $2.0 million.

On December 31, 2010, the Seller entered into a transition services agreement with the Buyer pursuant to which the Seller will provide the Buyer with post-closing administrative and operating support services for specified fees, except for certain services that will be provided free of charge to the Buyer for 90 days after the closing date.  The estimated fair value of the transition services that the Company will provide to the Buyer free of charge is $0.4 million.  In addition, on December 31, 2010, the Buyer subleased from the Seller a manufacturing and office facility in South Windsor, Connecticut.  The sublease has a five-year initial term, with two optional, one-year extensions.  Quarterly rental payments of $56,250 will be adjusted based on annual CPI increases (but not decreases) beginning on January 1, 2012, but such increases may not exceed four percent in any year.

Edward G. Jepsen, the chief executive officer and controlling shareholder of the Buyer and a party to the Asset Purchase Agreement, was formerly a director of the Company and most recently a member and chair of the Company’s Audit and Finance Committee and a member of its Management Development and Compensation Committee. As previously reported, upon the execution of the Asset Purchase Agreement, and effective as of December 2, 2010, Mr. Jepsen resigned from the Board of Directors of the Company and all committees of the Board of Directors on which he was then serving.

Alex F. Incera, a former executive officer of the Company and President of the Gerber Coburn Unit, and other executives of the Gerber Coburn Unit have advised the Company that they are shareholders of the Buyer and will continue to serve in executive capacities with the Gerber Coburn Unit following the closing of the Asset Sale.

The Asset Purchase Agreement and the Asset Sale and other transactions contemplated thereby were approved by a committee of the Company’s Board of Directors consisting of disinterested directors.  The Purchase Price and other terms of the Asset Purchase Agreement were negotiated on an arms-length basis and determined as part of a six-month competitive bidding sales process for the Gerber Coburn Unit that involved discussions by the Company and its financial advisor with a number of potential strategic and financial buyers.  The Purchase Price was determined through negotiations using standard valuation methodologies for the sale of a business such as the Gerber Coburn Unit, including the discounted cash flows valuation methodology.

The foregoing description of the Asset Purchase Agreement and the Asset Sale and the other transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the text of the Asset Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2010.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Statements.

The Company’s unaudited pro forma condensed consolidated statements of operations for the six months ended October 31, 2010 and fiscal years ended April 30, 2010, 2009 and 2008, the unaudited pro forma condensed consolidated balance sheet as of October 31, 2010, and the notes to the unaudited pro forma financial statements are furnished as Exhibit 99.1 to this report.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Asset Sale been consummated as of the dates indicated or of the results that may be obtained in the future.  These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with (1) the Company’s audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended April 30, 2010, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, and (2) the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the six months ended October 31, 2010 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2010.

(d) Exhibits.

The following documents are filed or furnished herewith as exhibits to this report:

Exhibit Number	Description of Exhibits

2.1
Asset Purchase Agreement, dated as of December 2, 2010, among Gerber Scientific International, Inc., Coburn Technologies, Inc. and Edward G. Jepsen.  Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 2, 2010 and incorporated herein by reference.

99.1
Unaudited pro forma condensed consolidated statements of operations for the six months ended October 31, 2010 and fiscal years ended April 30, 2010, 2009 and 2008 and unaudited pro forma condensed consolidated balance sheet as of October 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: January 6, 2011	By:	/s/ Michael R. Elia
Michael R. Elia Executive Vice President, Chief Financial Officer and Chief Accounting Officer (On behalf of the Registrant and as Duly Authorized Officer)

Exhibit Index

Exhibit Number	Description of Exhibits

2.1
Asset Purchase Agreement, dated as of December 2, 2010, among Gerber Scientific International, Inc., Coburn Technologies, Inc. and Edward G. Jepsen.  Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 2, 2010 and incorporated herein by reference.

99.1
Unaudited pro forma condensed consolidated statements of operations for the six months ended October 31, 2010 and fiscal years ended April 30, 2010, 2009 and 2008 and unaudited pro forma condensed consolidated balance sheet as of October 31, 2010.